SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

       Pursuant to Section 13 or 15(d) of the Securities and Exchange Act

                                 August 15, 2002
                                  -------------

                        WELLSTONE ACQUISITION CORPORATION
                        ---------------------------------
             (Exact name of registrant as specified in its charter)

   Delaware                      000-28527                    52-2201502
   --------                       -------                    ------------
(State or other            (Commission File Number)         (IRS Employer
jurisdiction of                                            Identification No.)
incorporation)

                               121 Springwind Way
                            Castleberry, Florida 32702
                            ------------------------
                    (Address of Principal Executive Offices)

                                 (407) 620-1063
                                 --------------
                         (Registrant's Telephone Number)

          -----------------------------------------------------------
         (Former Name or Former Address if changed Since Last Report)
                        221 W. 2nd St., Suite 627
                                    Littlerock, AR  72201

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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

On or about August 2, 2002, a Stock Purchase Agreement (the "Stock Purchase Agreement"), was executed and thereafter, closed in escrow approximately one week later. In said transaction, Wellstone Acquisition Corporation sold 84% of its common stock to Emerging Markets Corporation in exchange for all of the common stock of Wellstone Acquisition Corporation.

Simultaneously with the execution of the Stock Purchase Agreement, Steven Dempsey, Greg Rollins, Dino Mushova, Charles Giannetto and Michael Parnell resigned from the Board of Directors of the Registrant. Octavian Chiriac, Iurie Bordian and Anataol Tripadus were elected to the Board of Directors of the Registrant. Mr. Chiriac also serves as the Registrant's President and Chief Executive Officer, Mr. Bordian serves as the Registrant's Chief Financial Officer and Mr. Tripadus serves as the Registrant's Secretary and Treasurer. As a result of the acquisition, the Registrant shall now be known as Emerging Markets Corporation.

The acquisition of Emerging Markets Corporation pursuant to the provisions of the Stock Purchase Agreement concurrent with the resignation and election of a new Board of Directors may be deemed a change in control of the Registrant.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         Pursuant to the Stock Purchase Agreement, out of Five Million shares of the issued and outstanding shares of the common stock of the Registrant, Eight Hundred Thousand shares were retained by TS&B Holdings, the pre-sale shareholders. Five Hundred Thousand of those shares are free trading and Three Hundred Thousand shares are restricted securities. In addition, the Registrant shall be required to purchase shares, in the future, from TS&B Holdings in the form of a put option as described in the agreement.

         On or about August 7, 2002, Emerging Markets Corporation entered into a Stock Purchase Agreement whereby Emerging Markets Corporation acquired all of the common stock of Elangaz Corporation in exchange for two million shares of the Registrant. Elangaz is a company organized under the laws of the Republic of Moldova and is an importer and supplier of propane and butane gas in Northern Moldova.

         On or about August 7, 2002, Emerging Markets Corporation entered into a Stock Purchase Agreement whereby Emerging Markets Corporation acquired all of the common stock of Millagro Corporation in exchange for three million shares of the Registrant. Millagro is a company organized under the laws of the Republic of Moldova and is a developer of high quality farm products and also produces seeds of all types for Moldova's farming community as well as customers throughout Eastern Europe.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         None.

ITEM 5.  OTHER EVENTS

         None.

ITEM 6.  RESIGNATION OF REGISTRANT'S DIRECTORS

Simultaneously with the execution of the Stock Purchase Agreement Steven Dempsey, Greg Rollins, Dino Mushova, Charles Giannetto and Michael Parnell resigned from the Board of Directors of the Registrant. Octavian Chiriac, Iurie Bordian and Anataol Tripadus were elected to the Board of Directors of the Registrant

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         2.(A) Stock Purchase Agreement between Wellstone Acquisition Corporation and Emerging Markets Corporation.

         2.(B) Stock Purchase Agreement between Emerging Markets Corporation and Millagro Corporation.

         2.(C) Stock Purchase Agreement between Emerging Markets Corporation and Elangaz Corporation

ITEM 8.  CHANGE IN FISCAL YEAR

         None

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Diversified has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, this 13th day of August, 2002.

WELLSTONE ACQUISITION CORPORATION

By: /s/ Octavian Chiriac
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    Octavian Chiriac
    President and Chief Executive Officer